UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013 (January 28, 2013)

CHART ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-2853218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o The Chart Group, LP 75 Rockefeller Plaza, 14th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 350-8205

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Separate Trading of Common Stock and Warrants

On February 1, 2013, Chart Acquisition Corp. (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units commencing on February 4, 2013. Each Unit consists of one share of common stock, $0.0001 par value per share, and one warrant to purchase one share of common stock.  Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “CACGU” and each of the underlying common stock and warrants are expected to trade on the Nasdaq Capital Market under the symbols “CACG” and “CACGW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into common stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Forfeiture of Founder Shares

As a result of the underwriters’ over-allotment option expiring unexercised, on January 28, 2013 certain of the Company’s initial shareholders forfeited an aggregate of 281,250 shares of common stock of the Company. As a result of such forfeiture, there are 9,750,000 shares of common stock of the Company issued and outstanding as of the date of this report.

Exhibit Number	Description
99.1	Press Release dated February 1, 2013

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013	CHART ACQUISITION CORP.

	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer

 3